UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2016

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire		AL10 9UL
(Address of principal executive offices)		(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the confirmation dated as of September 9, 2008 (as amended, supplemented or otherwise modified from time to time), between Mylan Inc. and Merrill Lynch International (“Merrill Lynch”), as dealer, the confirmation dated as of September 9, 2008 (as amended, supplemented or otherwise modified from time to time) between Mylan Inc. and Goldman, Sachs & Co. (“GS”, and together with Merrill Lynch, the “Dealers”), as dealer, and the separate transaction whereby, on September 8, 2011, GS replaced Wells Fargo Bank, National Association as a dealer counterparty, Mylan Inc. sold to the Dealers, and the Dealers purchased from Mylan Inc., warrants to purchase in the aggregate up to approximately 43.2 million shares of Mylan Inc. common stock (the “Warrants”). On February 27, 2015, Mylan Inc. became an indirect wholly owned subsidiary of Mylan N.V. (the “Company”), and Mylan Inc.’s outstanding common stock was exchanged on a one to one basis for ordinary shares of the Company. In addition, on February 27, 2015, Mylan Inc. received notices from the Dealers, adjusting the terms of the confirmations, such that, as a result of the adjustments, Mylan Inc. would settle its obligations under the Warrants by delivering ordinary shares of the Company. On April 15, 2016, in connection with the expiration and settlement of the Warrants, the Company will issue 16,979,984 ordinary shares to the Dealers in satisfaction of its obligations under the Warrants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, John D. Sheehan, Executive Vice President and Chief Financial Officer of the Company, retired from the Company on April 1, 2016. On April 13, 2016, in connection with Mr. Sheehan’s retirement from the Company, to secure certain consulting services, and in order to facilitate the transition of Mr. Sheehan’s responsibilities, Mr. Sheehan and Mylan Inc. entered into a Retirement and Consulting Agreement. The Retirement and Consulting Agreement provides that Mr. Sheehan will provide consulting services to the Company for one year following his retirement date and that he will receive an amount equal to his annual base salary, payable in four equal installments on or around the end of the first four fiscal quarters following his retirement date, will receive COBRA health and welfare benefits during the consulting period, and will be treated as retirement eligible for purposes of his outstanding stock options. Mr. Sheehan also executed a customary release of claims and will remain subject to all restrictive covenants with the Company pursuant to their terms.

Item 7.01	Regulation FD Disclosure.

On April 14, 2016, Robert J. Coury and Heather Bresch, the Executive Chairman and Chief Executive Officer, respectively, of the Company, will present on behalf of the Company at the annual general meeting of Meda AB (publ) in Solna, Sweden. In connection therewith, the Company’s presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Presentation dated April 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: April 14, 2016	By:	/s/ Paul B. Campbell
Paul B. Campbell
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation dated April 14, 2016